UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 31, 2007 (May 29, 2007)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On May 18, 2007, Crimson Exploration Inc. (the “Company”) accepted a notice from Mr. J. Virgil Waggoner of his intent to convert 3,000 shares of the Company's Series H Preferred Stock (the “Series H Preferred Stock”) and 9,000 shares of the Company’s Series E Cumulative Convertible Preferred Stock (the “Series E Preferred Stock” and, together with the Series H Preferred Stock, the “Preferred Stock”) into an aggregate of 719,819 shares of the Company's common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the Company’s charter. The Common Stock received upon conversion of the 9,000 shares of Series E Preferred Stock was based on $500 per share of preferred stock, divided by the $20.00 per share conversion price, or $9.00 per share in the case of accrued dividends thereon ($596,220.00 on the date of conversion). The conversion of the Series E Preferred Stock resulted in the acquisition of 291,247 shares of Common Stock. The Common Stock received upon conversion of the 3,000 shares of Series H Preferred Stock was based on $500 per share of preferred stock, divided by the $3.50 per share conversion price. The conversion of the Series H Preferred Stock resulted in the acquisition of 428,572 shares of Common Stock. The shares of the Common Stock were issued on May 29, 2007. No other consideration was paid in connection with such conversion and issuance. In issuing the shares of the Common Stock, the Company relied on the exemption from registration provided by Section 3(a)(9) under the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date:	May 31, 2007	/s/ E. Joseph Grady

E. Joseph Grady

Senior Vice President and Chief Financial Officer

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